EXHIBIT 10.99

AGREEMENT REGARDING EMPLOYMENT AGREEMENT

This AGREEMENT REGARDING EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of April 17, 2013 (“Commencement Date”), by and between RAYMOND DELLERBA (hereinafter “Executive”), PACIFIC MERCANTILE BANK, a California state chartered banking corporation, (hereinafter “the Bank”), and PACIFIC MERCANTILE BANCORP, a California corporation and parent holding company of the Bank (“Bancorp”, Bancorp and the Bank jointly referred to as the “Bank Entities.”)

RECITALS

A. The Bank and Executive originally entered into a written Employment Agreement, effective as of April 23, 1999 and amended and restated effective April 1, 2011 (hereinafter referred to as “the Original Agreement”). A true and correct copy of the Original Agreement is attached hereto as Exhibit 1 and incorporated herein by reference.

B. The Bank Entities and Executive subsequently entered into a written Employment Agreement, effective as of August 24, 2012 (hereinafter referred to as “the Subsequent Agreement”). A true and correct copy of the Subsequent Agreement is attached hereto as Exhibit 2 and incorporated herein by reference.

C. By virtue of this Agreement, the Bank Entities and Executive agree to terminate both the Original Agreement and the Subsequent Agreement and in their stead, enter into the concurrently executed Employment Agreement, which shall be effective as of April 16, 2013 (hereinafter referred to as “the Employment Agreement”).

D. By virtue of this Agreement, the Bank Entities and Executive agree to terminate any and all prior employment or compensation agreements that may have been entered into between the parties and in their stead, enter into the concurrently executed Employment Agreement, which shall be effective as of April 17, 2013.

E. Nothing in this agreement impacts Executive’s receipt of previously granted compensation or benefits by way of stock options and the Supplemental Executive Retirement Plan (“SERP”) as enumerated and provided for in the concurrently executed Employment Agreement.

NOW THEREFORE, the parties enter into this Agreement and agree as follows:

1. Employment. Executive retires, resigns and relinquishes his position as President and Chief Executive Officer of Bancorp effective April 17, 2013.

2. Termination of Prior Agreements. The Original Agreement, the Subsequent Agreement and any and all prior employment and/or compensation contracts and/or agreements, with the specific exception of the (i) the Amended and Restated Supplemental Retirement Plan executed April 6, 2006 and subsequent amendments thereto, if any, and (ii) any and all prior stock option grants and agreements concerning such grants, and (iii) employee benefits provided under the Bank Entities’ existing benefit plans, as changed from time to time, (collectively the “Continuing Agreements”), are hereby terminated by mutual agreement of the parties herein as of the date of execution of this Agreement. With the exception of compensation and benefits afforded to Executive in the concurrently executed Employment Agreement, none of the benefits provided for in any previously executed employment and/or compensation contracts and/or agreements, except the Continuing Agreements, are due, owing or payable to Executive at any time. The parties acknowledge and agree that as of the date of execution of this Agreement, that the Original Agreement, the Subsequent Agreement and any and all prior employment and/or compensation contracts and/or agreements, except the Continuing Agreements, are no longer enforceable.

3. The Parties acknowledge that the consideration for this Agreement is the continued employment being provided to Executive as set forth above in the Employment Agreement being concurrently executed along with this Agreement, a copy of which is attached hereto as Exhibit 3.

4. As a material inducement to Bancorp to enter into this Agreement, except as otherwise provided herein and in the concurrently executed Employment Agreement, Executive hereby irrevocably and unconditionally releases, acquits, and forever discharges Bancorp and each of Bancorp’s owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively “Executive’s Releasees”), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, including but not limited to claims arising from the California Constitution; Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e); the California Fair Employment and Housing Act (Cal. Govt. Code §12900 et seq.); the Americans with Disabilities Act; the Age Discrimination in Employment Act (29 U.S.C. §§621-633a); the Older Workers’ Benefit Protection Act; Section 132a of the California Labor Code; and claims of intentional infliction of emotional distress; breach of implied contract; or any other statute or common law principle of similar effect, known or unknown (“Executive’s Claim” or “Executive’s Claims”), which Executive now has, owns, or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or hold or which Executive at any time hereinafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Executive’s Releasees, arising from acts, events, or circumstances occurring on or before the effective date of this Agreement.

5. As a material inducement to the Bank to enter into this Agreement, except as otherwise provided herein and in the concurrently executed Employment Agreement, Executive hereby irrevocably and unconditionally releases, acquits, and forever discharges the Bank and each of the Bank’s owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively “Executive’s Releasees”), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, including but not limited to claims arising from the California Constitution; Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e); the California Fair Employment and Housing Act (Cal. Govt. Code§12900 et seq.); the Americans with Disabilities Act; the Age Discrimination in Employment Act (29 U.S.C. §§621-633a); the Older Workers’ Benefit Protection Act; Section 132a of the California Labor Code; and claims of intentional infliction of emotional distress; breach of implied contract; or any other statute or common law principle of similar effect, known or unknown (“Executive’s Claim” or “Executive’s Claims”), which Executive now has, owns, or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or hold or which Executive at any time hereinafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Executive’s Releasees, arising from acts, events, or circumstances occurring on or before the effective date of this Agreement.

6. As a material inducement to Executive to enter into this Agreement, except as otherwise provided herein and in the concurrently executed Employment Agreement, the Bank Entities hereby irrevocably and unconditionally releases, acquits, and forever discharges Executive and each of Executive’s successors, assigns, agents, representatives, attorneys (collectively “the Bank Entities’ Releasees”), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown (“the Bank Entities’ Claim” or “the Bank Entities’ Claims”), which the Bank Entities’ now have, own, or hold, or claim to have, own, or hold, or which the Bank Entities at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which the Bank Entities at any time hereinafter may have, own, or hold or claim to have, own, or hold, against each or any of the Bank Entities’ Releasees, arising from acts, events or circumstances occurring on or before the effective date of this Agreement.

7. Executive and the Bank Entities expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and each does so understand and acknowledge the significance and consequence of such specific waiver of Section 1542 of the Civil Code of the State of California which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8. This Agreement may be amended, changed, or modified only by a written document signed by all parties hereto. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced.

9. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties, by virtue of the identity, interest or affiliation of its preparer.

10. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.

11. Executive specifically acknowledges that Bancorp has advised Executive to retain counsel to have this Agreement reviewed and explained to him.

12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures obtained via facsimile and/or scanned and obtained via e-mail shall be deemed valid as if they were inked originals.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day indicated, with all rights and obligations created hereby being effective as of the Commencement Date of this Agreement.

Bancorp:	PACIFIC MERCANTILE BANCORP

	By:	/s/ EDWARD J. CARPENTER
	Name:	Edward J. Carpenter
	Title:	Chairman of the Board of Directors

The Bank	PACIFIC MERCANTILE BANK

	By:	/s/ EDWARD J. CARPENTER
	Name:	Edward J. Carpenter
	Title:	Chairman of the Board of Directors

Executive:	/s/ RAYMOND E. DELLERBA
Raymond E. Dellerba

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